UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ASA Gold and Precious Metals Limited

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March 13, 2019

Dear shareholders:

At the Annual General Meeting for the shareholders of ASA Gold and Precious Metals Limited (ASA) scheduled for March 26, 2019, you will be asked to consider (1) the approval of an investment advisory agreement with Merk Investments LLC; (2) the election of the Company’s Board of Directors; and (3) the ratification and approval of the appointment of Tait, Weller & Baker LLP as the Company’s independent auditors for the fiscal year ending November 30, 2019 and the authorization of the Audit and Ethics Committee of the Board of Directors to set the independent auditors’ remuneration. Your vote is extremely important and is critical to conducting the formal business of the meeting.

At its December 13, 2018 meeting, the Board of Directors voted to engage Merk Investments LLC as the Company’s investment adviser subject to your approval. If approved, under the terms of the investment advisory agreement, Merk will manage the day-to-day investment decisions of the Company. ASA currently relies on its own employees for most of its day-to-day operations. Having evaluated strategic options for ASA, we concluded that externalizing investment management with an experienced and committed investment adviser will provide valuable resources and greater efficiencies. An external management structure is expected to allow ASA to operate at a lower expense ratio over time as well as provide a more sustainable and transparent cost structure for the long-term benefit of shareholders. ASA’s investment objective, principal investment strategies and fundamental investment policies will not change.

Voting your Proxy:

Please take a few moments of your time and vote today. To vote by telephone, please call the toll-free number listed on the enclosed proxy card. You can also log on to: www.proxyvote.com to vote conveniently and securely online. Please note that to vote by telephone or via the internet, you will need the unique control number that appears on the proxy card.

If you have questions about any of the proposals or need assistance voting your shares, please call The Proxy Advisory Group, LLC (“PAG”), the Company’s proxy solicitor at: 1-888-337-7699, Monday thru Friday, 9a.m. to 5p.m. EST.

No matter how many shares you own, it is important that you vote your shares today! As Independent Directors, we recommend that you vote in favor of each proposal.

Gary Glynn Bruce Hansen Mary Joan Hoene Independent Directors

Time and location of meeting:
10:00 a.m. EST., at the offices of K&L Gates LLP,
599 Lexington Avenue, 32nd Floor
New York, NY 10022